Exhibit 99.1

For Immediate Release

For additional information contact:
Michael W. Shelton, Chief Financial Officer
Phone:  336-369-0900

FNB Financial Services Corporation Reports
Solid First Quarter; Earnings Up 16%

GREENSBORO, N.C.--(BUSINESS WIRE)—April 20, 2006--FNB Financial Services Corporation (NASDAQ/NMS: FNBF)(“FNB”), parent of FNB Southeast, today reported first quarter 2006 net income of $2.38 million, compared to $2.04 million for the same period a year ago, representing a 16.4% increase. On a per diluted share basis, FNB earned $0.33 in the quarter ended March 31, 2006, an increase of 13.8% over $0.29 earned in 2005.

“Regaining earnings momentum, with solid results for the first quarter of 2006, is very encouraging. The dedication of our banking professionals to provide quality service to our loyal customer base enabled this achievement while management remained focused on our commitment to resolve previously disclosed asset quality issues,” stated Pressley A. Ridgill, President and Chief Executive Officer.

Net interest income totaled $10.10 million in the first quarter of 2006, an increase of $1.59 million or 18.7%, compared to $8.51 million in 2005. Noninterest income was $1.33 million in the first quarter of 2006, compared to $2.14 million in the first quarter of 2005. This decrease is primarily attributable to lower mortgage banking fees. Noninterest expense for the quarters ended March 31, 2005 and 2006 was $7.06 million and $6.89 million, respectively, a 2.4% increase.

Assets at March 31, 2006 totaled $1.02 billion, an increase of $99.4 million, or 10.8%, over one year earlier.  Outstanding loans grew $41.6 million during the past four quarters, from $713.3 million at March 31, 2005 to $754.9 million at the end of the first quarter 2006, a 5.8% increase. Net credit losses for the first quarter of 2006 amounted to $1.2 million, or 0.65% of average outstanding loans on an annualized basis, compared to $189,000, or 0.11%, for the same period a year ago. FNB recorded provisions for credit losses of $755,000 and $680,000 for the quarters ended March 31,

2006 and 2005, respectively. The quarterend allowance for credit losses to outstanding loans was 2.47% for 2006 and 1.10% for 2005.

During the first quarter of 2006, FNB continued working to resolve loan portfolio issues. At March 31, 2006 nonperforming loans totaled $9.0 million, a decrease of $1.4 million, compared to $10.4 million at the prior year end. While the balance of risk grade loans classified special mention, substandard, doubtful or loss increased to $86.3 million from $78.5 million at yearend 2005, the reserve requirement for these categories of loans decreased to $11.6 million from $11.8 million. Retail loans past due 90 days or more decreased from $3.1 million at December 31, 2005 to $1.2 million at March 31, 2006. The required reserve for retail loans past due 90 days or more decreased from $787,000 to $294,000.

During the past year, deposits increased $69.0 million, or 9.0%, to $836.4 million at March 31, 2006.  While the net interest margin for the first quarter 2006 improved to 4.28%, the current deposit pricing environment will likely impede further margin expansion. Shareholders’ equity was $68.9 million at March 31, 2006, compared to $71.4 million a year ago.

FNB Financial Services Corporation is a bank holding company with one subsidiary, FNB Southeast, a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices located in North Carolina and Virginia. FNB Southeast Mortgage Corporation and FNB Southeast Investment Services, Inc. are operating subsidiaries of FNB Southeast.

Forward Looking Statements

This news release contains forward looking statements with respect to the financial conditions and results of operations of FNB Financial Services Corporation (“FNB”). These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which FNB does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which FNB is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) decisions to change the business mix of FNB. For further information and other factors which could affect the accuracy of forward looking statements, please see FNB’s reports filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at FNB’s website (www.fnbsoutheast.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. FNB undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

FINANCIAL SUMMARY

											First
											Quarter
	2006		2005								2006-2005
	First		Fourth		Third		Second		First		Percent
	Quarter		Quarter		Quarter		Quarter		Quarter		Variance

Average Balances
(Dollars in thousands)

Assets	$1,015,797		$1,011,103		$996,274		$954,786		$899,083		13.0%
Loans	760,026		764,331		767,524		737,735		691,180		10.0
Investment securities	204,468		181,222		162,760		153,411		141,963		44.0
Earning assets	974,586		953,263		939,458		899,522		842,142		15.7
Noninterest-bearing deposits	87,174		89,999		87,335		86,656		78,685		10.8
Interest-bearing deposits	741,104		733,000		729,740		694,494		659,834		12.3
Interest-bearing liabilities	850,713		831,665		821,369		781,663		736,051		15.6
Shareholders' equity	68,203		74,153		73,592		72,154		70,820		(3.7)

Period-End Balances
(Dollars in thousands)

Assets	$1,019,878		$1,007,406		$1,011,778		$979,446		$920,520		10.8%
Loans	754,921		757,967		771,359		763,255		713,310		5.8
Investment securities	203,824		201,890		178,422		155,568		144,666		40.9
Earning assets	965,004		964,431		954,139		924,506		860,575		12.1
Noninterest-bearing deposits	89,996		92,884		88,809		95,335		84,707		6.2
Interest-bearing deposits	746,422		731,746		741,021		716,031		682,792		9.3
Interest-bearing liabilities	855,611		839,826		839,032		805,184		758,375		12.8
Shareholders' equity	68,986		67,233		74,605		73,360		71,386		(3.4)

Asset Quality Data
(Dollars in thousands)

Nonperforming loans	$8,966		$10,386		$4,108		$4,002		$2,613
Other nonperforming assets	1,527		1,483		1,485		2,554		5,357
Net credit losses	1,232		3,629		422		102		189
Allowance for credit losses	18,665		19,142		9,333		8,380		7,843
Nonperforming loans
to outstanding loans	1.19%		1.37%		0.53%		0.52%		0.37%
Annualized net credit losses
to average loans	0.65		1.90		0.22		0.06		0.11
Allowance for credit losses
to outstanding loans	2.47		2.53		1.21		1.10		1.10
Allowance for credit losses
to nonperforming loans	208.18	X	184.31	X	227.19	X	209.40	X	300.15	X

FINANCIAL SUMMARY

						First
						Quarter
	2006	2005				2006-2005
	First	Fourth	Third	Second	First	Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance

Income Statement Data
(Dollars in thousands, except share data)

Interest income:
Loans	$15,757	$15,363	$14,917	$13,630	$12,102	30.2%
Other	2,131	1,819	1,575	1,431	1,275	67.1
Total interest income	17,888	17,182	16,492	15,061	13,377	33.7
Interest expense	7,786	7,181	6,690	5,975	4,864	60.1
Net interest income	10,102	10,001	9,802	9,086	8,513	18.7
Provision for credit losses	755	13,627	1,187	638	680	11.0
Net interest income after
provision for credit losses	9,347	(3,626)	8,615	8,448	7,833	19.3
Noninterest income	1,332	1,696	1,734	1,815	2,138	(37.7)
Noninterest expense	7,057	7,276	6,993	7,045	6,892	2.4
Income before income tax expense	3,622	(9,206)	3,356	3,218	3,079	17.6
Income tax expense	1,244	(3,601)	1,138	1,083	1,036	20.1
Net income	$2,378	$(5,605)	$2,218	$2,135	$2,043	16.4%

Net income per share:
Basic	$0.34	(0.80)	$0.32	$0.30	$0.30	13.3%
Diluted	$0.33	$(0.80)	$0.31	$0.29	$0.29	13.8%
Cash dividends per share	$0.12	$0.12	$0.11	$0.11	$0.11	9.1%

Other Data

Return on average assets	0.95%	(2.20)%	0.88%	0.90%	0.92%
Return on average equity	14.14	(29.99)	11.96	11.87	11.71
Net yield on earning assets	4.28	4.24	4.21	4.12	4.18
Efficiency	60.70	61.23	59.77	63.67	63.73
Equity to assets	6.71	7.33	7.39	7.56	7.88
Loans to assets	74.82	75.59	77.04	77.27	76.88
Loans to deposits	91.76	92.87	93.94	94.44	93.59
Noninterest - bearing deposits
to total deposits	10.52	10.94	10.69	11.09	10.65

NOTE: Per share data have been adjusted for the five-for-four (5:4) stock split, effected as a 25% stock dividend, effective May 31, 2005.

COMMON STOCK DATA

	2006	2005
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter

Market value:
End of period	$16.05	$16.40	$17.58	$18.39	$18.00
High	16.46	17.89	18.52	20.25	18.74
Low	14.00	14.40	16.56	16.82	16.66
Book value	9.79	9.55	10.60	10.49	10.22
Dividend	0.12	0.12	0.11	0.11	0.11
Shares outstanding at period-end	7,045,335	7,038,110	7,036,148	6,995,029	6,987,821
Average shares outstanding	7,040,964	7,036,704	7,003,950	6,991,912	6,956,646
Shares traded	474,471	282,011	194,165	263,966	504,388

NOTE:  Per share data have been adjusted for the five-for-four (5:4) stock split, effected as a 25% stock dividend, effective May 31, 2005.